Exhibit 99.1

Roadzen, Inc.

Unaudited Consolidated Balance Sheets

(in $, except per share data and share count)

Particulars	As of June 30, 2023	As of March 31, 2023

Assets
Current assets:
Cash and cash equivalents	18,674,424	589,340
Accounts receivable, net	12,777,153	1,535,985
Inventories	78,966	59,897
Prepayments and other current assets	4,097,730	3,181,936
Total current assets	35,628,273	5,367,158
Restricted cash	543,596	542,490
Non marketable securities	4,910,030	4,910,030
Property and equipment, net	240,359	232,493
Goodwill	1,930,529	996,441
Operating lease right-of-use assets	1,021,627	545,988
Intangible assets, net	4,197,717	2,469,158
Other long-term assets	150,350	117,484

Total assets	48,622,481	15,181,241

Liabilities, mezzanine equity and stockholders’ deficit
Current liabilities
Current portion of long-term borrowings	3,315,460	2,852,528
Short term borrowings	10,166,047	4,875,801
Due to insurer	12,601,798	—
Accounts payable and accrued expenses	11,902,496	6,241,066
Short-term operating lease liabilities	495,686	208,697
Other current liabilities	8,672,001	2,503,893
Total current liabilities	47,153,488	16,681,985
Long-term borrowings	167,830	653,269
Long-term operating lease liabilities	325,530	360,306
Other long-term liabilities	782,594	294,301
Total liabilities	48,429,442	17,989,861
Commitments and contingencies (refer note 19)
Mezzanine equity
Series A and A1 preferred stock and additional paid in capital, $.0001 par value per share, 3,000,000 shares authorized (Series A 200,000 and Series A1 2,800,000); 1,510,957 shares and 1,465,100 shares issued and outstanding as of June 30, 2023 and March 31, 2023, respectively	55,381,896	48,274,279
Stockholders’ deficit
Common stock and additional paid in capital, $.0001 par value per share, 4,000,000 shares authorized; 606,425 shares and 606,425 shares issued and outstanding as of June 30, 2023 and March 31, 2023, respectively	303,213	303,213
Accumulated deficit	(55,487,543)	(51,448,299)
Accumulated other comprehensive income/(loss)	(102,441)	(66,903)
Other components of equity	366,786	366,786
Total stockholders’ deficit	(54,919,985)	(50,845,203)
Non controlling interest	(268,872)	(237,695)
Total deficit	(55,188,857)	(51,082,898)

Total liabilities, Mezzanine equity and Stockholders’ deficit, Non-controlling interest	48,622,481	15,181,241

The accompanying notes are an integral part of these consolidated financial statements.

Roadzen, Inc.

Unaudited Consolidated Statements of Operations

(in $, except per share data and share count)

	For the three months ended June 30,
Particulars	2023	2022

Revenue	5,610,910	2,630,171
Costs and expenses:
Cost of services (exclusive of depreciation and amortization shown separately)	2,490,094	1,540,671
Research and development	573,300	621,464
Sales and marketing	3,467,056	1,934,270
General and administrative	2,601,983	456,863
Depreciation and amortization	367,538	402,839

Total costs and expenses	9,499,971	4,956,107

Loss from operations	(3,889,061)	(2,325,936)
Interest income/(expense)	(217,954)	(52,922)
Fair value gains/(losses) in financial instruments carried at fair value	—	(350,160)
Other income/(expense) net	62,430	109,537

Total other income	(155,524)	(293,545)

Loss before income tax expense	(4,044,585)	(2,619,481)
Less: Income tax (benefit)/expense	22,411	(1,439)

Net Loss	(4,066,996)	(2,618,042)
Net loss attributable to non-controlling interest, net of tax	(27,752)	(39,670)

Net loss attributable to Roadzen, Inc.	(4,039,244)	(2,578,372)

Net loss per share attributable to Roadzen, Inc. common stockholders
Basic and diluted	(6.73)	(4.29)
Weighted-average number of shares outstanding used to compute net loss per share attributable to Roadzen, Inc. common stockholders
Basic and diluted	606,425	606,425
Other comprehensive income, net of tax:
Changes in foreign currency translation reserve	(38,964)	1,154,009
Less: Changes in foreign currency translation reserve attributable to non-controlling interest	(3,426)	1,875
Other comprehensive income (loss) attributable to Roadzen, Inc. common stockholders	(35,538)	1,152,135

Comprehensive loss attributable to Roadzen, Inc. common stockholders	(4,074,782)	(1,426,237)

The accompanying notes are an integral part of these consolidated financial statements.

Roadzen, Inc.

Unaudited Consolidated Statement of Mezzanine equity and Stockholders’ deficit

(in $, except per share data and share count)

			Stockholders’ deficit
	Convertible preferred stock and additional paid in capital		Common stock and additional paid in capital		Accumulated deficit	Debenture Redemption Reserve	Accumulated other comprehensive loss	Total stockholders’ deficit
	Shares	Amount	Shares	Amount
Balance as of April 1, 2022	947,163	23,696,228	606,425	303,213	(37,057,245)	—	(124,036)	(36,878,068)
Adjustments:
Issuance of convertible preferred stock on conversion of convertible notes	81,258	4,468,878	—	—	—	—	—	—
Net profit attributable to common stockholders	—	—	—	—	(2,578,372)	—	—	(2,578,372)
Impact of issuance of debenture	—	—	—	—	(136,288)	136,288	—	—
Other comprehensive income	—	—	—	—	—	—	1,152,135	1,152,135

Balance as of June 30, 2022	1,028,421	28,165,106	606,425	303,213	(39,771,905)	136,288	1,028,099	(38,304,305)

Balance as of April 1, 2023	1,465,100	48,274,279	606,425	303,213	(51,448,299)	366,786	(66,903)	(50,845,203)
Adjustments:
Issuance of Series A1 preferred stock during the period through rights issue	28,679	4,445,027	—	—	—	—	—	—
Issuance of Series A1 preferred stock during the period through conversion of loan	17,178	2,662,590	—	—	—	—	—	—
Net profit attributable to common stockholders	—	—	—	—	(4,039,244)	—	—	(4,039,244)
Other comprehensive income	—	—	—	—	—	—	(35,538)	(35,538)

Balance as of June 30, 2023	1,510,957	55,381,896	606,425	303,213	(55,487,543)	366,786	(102,441)	(54,919,985)

The accompanying notes are an integral part of these consolidated financial statements.

Roadzen, Inc.

Unaudited Consolidated Statements of Cash Flow

(in $)

	For the three months ended June 30,
Particulars	2023	2022

Cash flows from operating activities
Net loss including non controlling interest	(4,066,997)	(2,618,042)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	367,538	402,839
Deferred income taxes	(26,005)	(102,313)
Unrealised foreign exchange loss/(profit)	11,413	5,561
Gain/(Loss) on fair valuation of instruments	—	(350,160)
Profit on sale of property and equipment	—	(508)
Lease equalisation reserve	—	(9,879)
Balances written off/(back)	(32,778)	(17,968)
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Inventories	(18,928)	(9,087)
Income taxes, net	19,362	(53,430)
Accounts receivables, net	(2,851,128)	329,626
Prepayments and other assets	(1,339,900)	(710,899)
Accounts payable and accrued expenses and other current liabilities	7,951,537	(67,526)
Other liabilities	(2,937,333)	415,579

Net cash used in operating activities	(2,923,219)	(2,786,206)

Cash flows from investing activities
Purchase of property and equipment, intangible assets and goodwill	204,329	(667,620)
Acquisition of business	(2,720,000)	—

Net cash used in investing activities	(2,515,671)	(667,620)

Cash flows from financing activities
Proceeds from issue of preferred stock	4,445,027	—
Proceeds from long-term borrowings	2,662,590	4,574,968
Repayments of long-term borrowings	(29,622)	(41,203)
Net proceeds/(payments) from short-term borrowings	5,298,782	(126,907)

Net cash generated from financing activities	12,376,777	4,406,858

Effect of exchange rate changes on cash and cash equivalents	(31,815)	(19,959)

Net increase in cash and cash equivalents (including restricted cash)	6,906,072	933,073
Cash acquired in business combination	11,180,117	—
Cash and cash equivalents at the beginning of the period (including restricted cash)	1,131,831	1,086,418

Cash and cash equivalents at the end of the period (including restricted cash)	19,218,020	2,019,491

Reconciliation of cash and cash equivalents
Cash and cash equivalents	18,674,424	1,853,571
Restricted cash	543,596	165,920

Total cash and cash equivalents	19,218,020	2,019,491

Supplemental disclosure of cash flow information
Cash paid for interest, net of amounts capitalized	123,180	46,698
Cash paid for income taxes, net of refunds	84,197	136,133
Non-cash investing and financing activities
Convertible preferred stock issued on conversion of convertible notes	—	4,468,878
Consideration payable in connection with acquisitions	3,621,531	631,412
Interest accrued on borrowings	143,278	—

The accompanying notes are an integral part of these consolidated financial statements.

Roadzen, Inc.

Notes to the consolidated financial statements

(in USD)

1. Organization

Roadzen, Inc. (the “Parent Company”) was incorporated in the State of Delaware in May 2015 and has foreign subsidiaries located in India. The Company is a leading Insurtech platform and provides solutions in relation to insurance products, including distribution, pre-inspection assistance, telematics and roadside assistance. The consolidated financial statements include the accounts of Roadzen, Inc. and its subsidiaries (collectively, “Roadzen”, or the “Company”).

2. Summary of significant accounting policies

a)	Basis of presentation and consolidation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The accompanying consolidated financial statements reflect all adjustments that management considers necessary for a fair presentation of the results of operations for these periods.

The accompanying consolidated financial statements have been prepared on a consolidated basis and reflect the financial statements of the Parent Company and its subsidiaries. All intercompany balances and transactions have been eliminated. When the Company does not have a controlling interest in an investee but exerts significant influence over the investee, the Company applies the equity method of accounting.

b)	Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions, which affect the reported amounts in the financial statements and accompanying notes. Estimates are based on historical experience, where applicable, and other assumptions which management believes are reasonable under the circumstances. On an ongoing basis, the Company evaluates its estimates, including those related to the allowance for accounts receivables, fair values of financial instruments, measurement of defined benefit obligations, impairment of non-financial assets, useful lives of property plant and equipment and intangible assets, income taxes, certain deferred tax assets and tax liabilities, and other contingent liabilities. Although these estimates are inherently subject to judgment and actual results could differ from those estimates, management believes that the estimates used in the preparation of the consolidated financial statements are reasonable.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimates are revised and in any future periods affected.

c)	Revenue

Revenues consist primarily of revenue from:

•	Insurance policy distribution in form of commissions, brokerage, underwriting and other fees; and

•	Insurance support services comprising of pre-inspection and risk assessment, roadside assistance and claim processing using the Company’s IaaS platform.

The Company recognizes revenue at the time of transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Revenues cannot be recognized until the performance obligation(s) are satisfied and control is transferred to the customer.

Income from distribution of Insurance policies

Insurance policy distribution and brokerage income:

The Company enters into a contract with insurance companies for the purpose of distributing insurance products to end consumers. The Company’s performance obligation under the contract is to sell insurance policies to earn commission, brokerage and other fees. Revenue from distribution services is recognized at a point in time when the related services are rendered as per the terms of the agreement with the customer. Revenue is disclosed net of the Goods and Service tax charged on such services.

Roadzen, Inc.

Notes to the consolidated financial statements

(in USD, except per share data and share count)

Distribution fee from underwriting and pricing

The Company enters into a contract with insurance companies for the purpose of underwriting insurance products for the automotive segment including its pricing on behalf of insurer. The risk of underwriting the insurance contract is covered by the insurer and thus the Company is considered as an agent for the purpose of recognizing revenue. The Company’s performance obligation under the contract is to underwrite and price the policies. The Company generates distribution fee termed as Managing General Agent fee (the “MGA fee”) on provision of those services. The distribution fee is determined as a percentage of net insurance premium payable to the insurer (net of all commission, royalties and administration fees). Revenue from underwriting and pricing is recognized upfront based on point in time i.e., at the time the policy is issued to the customer.

IaaS platform enabled services:

Roadside Assistance Income:

The Company enters into a contract with insurance companies and other subscribers in order to provide roadside assistance services/ extended warranty services to their policyholders/subscribers. The Company’s performance obligation under these contracts is to provide roadside assistance/extended warranty services as a stand ready obligation. The Company is the primary obligor in the transaction and has the latitude in establishing prices, selecting and contracting with suppliers and accordingly is considered principal for the purpose of recognizing revenue and records gross revenue. Revenue from provision of roadside assistance services is recorded over the tenure of contract which is usually one year.

Inspection Income:

The Company enters into a contract with insurance companies primarily to inspect the vehicles for accident claims made by their policyholders. The Company’s performance obligation under the contract is to inspect and assist in assessing claims for and on behalf of the customer i.e. the insurance companies. The Company engages with multiple vendors to provide the services in different geographies. The Company is the primary obligor in the transaction and has the latitude in establishing prices, selecting and contracting with suppliers and accordingly is considered principal for the purpose of recognizing revenue. Revenue from inspection and risk assessment is recorded monthly for inspections conducted during the period.

Administration fee from Insurance support & Service plan administration

The Company enters into a contract with insurance companies to provide insurance support services which includes premium collection, policy administration, claims handling and processing, customer service and updating customer files etc., to the policyholders/subscribers. Revenue is recognized over time as the performance obligations are satisfied through effort expended to research, investigate, evaluate, document and process the claim and control of these services transferred to customer. The Company’s obligation to manage and process the claims under insurance support services can range from one to seven years. The Company receives administration fees from its customers at inception of the contract and prior to the completion of transferring the services to the customer.

The Company’s performance obligation under these contracts is to provide the above services as a stand ready obligation. The obligation to provide insurance services lies with the insurer and the group has no interest other than the commission/ management fee retained. The Company provides the above services on behalf of the insurance companies and accordingly is considered as agent for the purpose of recognizing revenue.

The Company enters into a contract with Original Equipment Manufacturer (“OEMs”) primarily to administer the service plans/extended warranty schemes launched by OEMs. The Company’s performance obligation under the contract is scheme administration. The Company acts on behalf of the OEMs and accordingly is considered as agent for the purpose of recognizing revenue, as the primary obligation to fulfil the extended warranty schemes is of the OEMs. The administration fees received from provision of service plan administration are recorded ratably over the tenure of contract which usually ranges from one year to seven years.

Contract assets and liabilities

A contract asset (unbilled revenue) is the right to consideration in exchange for goods or services transferred to the customer. If the Company performs by transferring goods or services to a customer before the customer pays consideration or before payment is due, a contract asset is recognised for the earned consideration that is conditional.

Contract liabilities consist of amounts paid by the Company’s customers for which the associated performance obligations have not been satisfied and revenue has not been recognized based on the Company’s revenue recognition criteria described above.

Contract liabilities are classified as current in the consolidated balance sheet when the revenue recognition associated with the related customer payments and invoicing is expected to occur within one year of the balance sheet date and as long-term when the revenue recognition associated with the related customer payments and invoicing is expected to occur in more than one year from the balance sheet date.

Roadzen, Inc.

Notes to the consolidated financial statements

(in USD, except per share data and share count)

d)	Cost of services

Company’s distribution business involves working with channel partners and the Company’s internal team. The cost of revenue for distribution business includes commissions paid to the channel partners, cost of employees and other direct expenses related to facilities.

For our IaaS platform-based services, cost of revenue primarily consists of direct costs incurred for delivering the services to customers and consists of onsite engineering support for roadside assistance, employee benefit expenses, risk assessment expense and other direct expenses. Amounts incurred towards vendors/suppliers for inspections and roadside assistance also form part of direct cost.

Costs forming part of cost of services are recognized as incurred.

e)	Cash and cash equivalents

Cash and cash equivalents primarily represent cash and balances in current bank accounts. The Company considers all short-term deposits with an original maturity of three months or less, when purchased, to be cash equivalents.

f)	Restricted cash and cash equivalents

Restricted cash and cash equivalents is pledged as security for contractual arrangements. Restricted cash and cash equivalents is classified as current and noncurrent assets based on the term of the remaining restriction. The reconciliation of cash and cash equivalents and restricted cash and cash equivalents to the consolidated balance sheets amounts are as follows:

	June 30, 2023	March 31, 2023
Cash and cash equivalents	$18,672,831	$589,340
Restricted cash and cash equivalents—current	—	—
Restricted cash and cash equivalents—non-current	543,596	542,490

g)	Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk are reflected principally in cash and cash equivalents, investment in equity securities and accounts receivable. The Company places its cash and cash equivalents and funds, respectively with high credit ratings, limits the amount of credit exposure with any one bank and conducts ongoing evaluations of the creditworthiness of the corporations and banks with which it does business. The Company holds cash and cash equivalent concentrations in financial institutions around the world in excess of federally insured limits. The Company has not experienced any losses to date related to these concentrations.

h)	Accounts receivable, net

The Company classifies its right to consideration in exchange for deliverables as either accounts receivable or a contract asset. An account receivable is a right to consideration that is unconditional (i.e., only the passage of time is required before payment is due) regardless of whether the amounts have been billed. The customers are billed on a monthly and/or other mutually agreed basis with the customers. The payment terms are generally 30 to 90 days from the invoice date. Amounts collected on trade accounts receivable are included in net cash provided by operating activities in the consolidated statements of cash flows. Accounts receivables are stated net of allowance for doubtful accounts. Outstanding accounts receivables are reviewed periodically, and allowances are provided for the estimated amount of receivables that may not be collected. Accounts receivable, less allowance for doubtful accounts, reflect the net realizable value of receivables and approximate fair value. In establishing the required allowance, management considers customers’ financial conditions, the amount of receivables in dispute, historical experience and the current receivables’ aging, which are reviewed periodically and as needed. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

Roadzen, Inc.

Notes to the consolidated financial statements

(in USD, except per share data and share count)

i)	Property and equipment

Property and equipment represent the costs of furniture and fixtures, office and computer equipment and leasehold improvements. Cost also includes any costs necessarily incurred to bring asset to the condition and location necessary for its intended use. Property and equipment are stated at cost, less accumulated depreciation and impairment losses. Depreciation is calculated using declining balance method over the assets’ estimated useful lives as follows:

Assets	Useful lives (years)
Office and electrical equipment	3-5 years
Computers	3 years
Furniture and fixtures	10 years

Leasehold improvements related to office facilities are depreciated over the shorter of the lease term or the estimated useful life of the improvement.

The Company reviews the remaining estimated useful lives of its property and equipment on an ongoing basis. Management is required to use judgment in determining the estimated useful lives of such assets. Changes in circumstances such as technological advances, changes to the Company’s business model, changes in the Company’s business strategy, or changes in the planned use of property and equipment could result in the actual useful lives differing from the Company’s current estimates. In cases where the Company determines that the estimated useful life of property and equipment should be shortened or extended, the Company would apply the new estimated useful life prospectively.

The Company reviews property and equipment for impairment when events or circumstances indicate the carrying amount may not be recoverable.

Costs of maintenance and repairs that do not improve or extend the lives of the respective assets are expensed as incurred. Upon retirement or sale, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in operating expenses.

j)	Intangible assets, net (including Intangibles under development)

The Company capitalizes costs incurred on its internal-use software during the application development stage as intangibles under development. Costs related to preliminary project activities and post implementation activities are expensed as incurred. Once the developed software is available for intended use, capitalization ceases, and the Company estimates the useful life of the asset and begins amortization.

Internal-use software is amortized on a straight-line basis over its estimated useful life, which is up to eleven years but generally three years in most cases,

The Company evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

k)	Leases

The Company accounts for leases in accordance with Accounting Standards Codification (“ASC”) 842, “Leases” (“ASC 842”). The Company elected the “package of practical expedients,” which permits the Company not to reassess under ASC 842 its prior conclusions about lease identification, lease classification and initial direct costs. The Company made a policy election not to separate non-lease components from lease components. Therefore, the Company accounts for lease and non-lease components as a single lease component. The Company also elected the short-term lease recognition exemption for all leases that qualify.

The Company determines if a contract contains a lease at inception of the arrangement based on whether the Company has the right to obtain substantially all of the economic benefits from the use of an identified asset and whether it has the right to direct the use of an identified asset in exchange for consideration, which relates to an asset which the Company do not own. Right of use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. ROU assets are recognized as the lease liability, adjusted for lease incentives received. Lease liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value of the future lease payments is the Company’s incremental borrowing rate (“IBR”), because the interest rate implicit in most of its leases is not readily determinable. The IBR is a hypothetical rate based on the understanding of what the Company’s credit rating would be to borrow and resulting interest it would pay to borrow an amount equal to the lease payments in a similar economic environment over the lease term on a collateralized basis. Lease payments may be fixed or variable; however, only fixed payments or in-substance fixed payments are included in the Company’s lease liability calculation. Variable lease payments may include costs such as common area maintenance, utilities, real estate taxes or other costs. Variable lease payments are recognized in operating expenses in the period in which the obligation for those payments are incurred.

Roadzen, Inc.

Notes to the consolidated financial statements

(in USD, except per share data and share count)

Operating leases are included in operating lease ROU assets, short term operating lease liabilities, current and long-term operating lease liabilities, non-current on the Company’s consolidated balance sheets. Finance leases are included in property and equipment, net, accrued and other current liabilities, and other long-term liabilities on the Company’s consolidated balance sheets. For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term. For finance leases, lease expense is recognized as depreciation and interest; depreciation on a straight-line basis over the lease term and interest using the effective interest method.

l)	Fair value measurements and financial instruments

The Company holds financial instruments that are measured at fair value or fair value is used for disclosure purposes. Fair value is determined in accordance with a fair value hierarchy that prioritizes the inputs and assumptions used, and the valuation techniques used to measure fair value. The three levels of the fair value hierarchy are described as follows:

Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels. The Company establishes the fair value of its assets and liabilities using the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and established a fair value hierarchy based on the inputs used to measure fair value. The recorded amounts of certain financial instruments, including cash and cash equivalents, restricted cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses and other liabilities approximate fair value due to their relatively short maturities.

m)	Business combination

The Company accounts for an acquisition as a business combination if the assets acquired and liabilities assumed in the transaction constitute a business in accordance with Accounting Standard Codification (“ASC”) Topic 805 “Business Combinations”. Such acquisitions are accounted using the acquisition method i.e., by recognizing the identifiable tangible and intangible assets acquired and liabilities assumed, and any non-controlling interest in the acquired business, measured at their acquisition date fair values. Where the set of assets acquired and liabilities assumed doesn’t constitute a business, it is accounted for as an asset acquisition where the individual assets and liabilities are recorded at their respective relative fair values corresponding to the consideration transferred.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in business acquisitions accounted for using the acquisition method of accounting and is not amortized. Goodwill is measured and tested for impairment on an annual basis in accordance with ASC 350, Intangibles - Goodwill and Other, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Such events and changes may include significant changes in performance related to expected operating results, significant changes in asset use, significant negative industry or economic trends, and changes in our business strategy.

The Company’s test for goodwill impairment starts with a qualitative assessment to determine whether it is necessary to perform the quantitative goodwill impairment test. If qualitative factors indicate that the fair value of the reporting unit is more likely than not less than its carrying amount, then a quantitative goodwill impairment test is performed. For the purposes of impairment testing, the Company determined that it has only one reporting unit. The Company completed the annual impairment test and recognized goodwill impairment charges in the year ended March 31, 2023.

Roadzen, Inc.

Notes to the consolidated financial statements

(in USD, except per share data and share count)

n)	Foreign currency

The Company’s consolidated financial statements are reported in USD, the Parent Company’s functional currency. The functional currency for the Company’s subsidiaries in India, is the INR, and the functional currencies of the Company’s subsidiary organized in Peoples’ Republic of China, is the Chinese Yuan. The translation of the functional currency of the Company’s subsidiary into USD is performed for balance sheet accounts using the exchange rates in effect as of the balance sheet date and for revenues and expense accounts using an average exchange rate prevailing during the respective period. The gains or losses resulting from such translation are reported as currency translation adjustments under other comprehensive income/loss, under accumulated other comprehensive income/loss as a separate component of equity.

Monetary assets and liabilities of the Company and its each subsidiary denominated in currencies other than the subsidiary’s functional currency are translated into their respective functional currency at the rates of exchange prevailing on the balance sheet date. Transactions of the Company and its each subsidiary in currencies other than the subsidiary’s functional currency are translated into the respective functional currencies at the average exchange rate prevailing during the period of the transaction. The gains or losses resulting from foreign currency transactions are included in the consolidated statements of operations.

o)	Employee benefit plans

Contributions to defined contribution plans are charged to consolidated statements of operations in the period in which services are rendered by the covered employees. Current service costs for defined benefit plans are accrued in the period to which they relate. The liability in respect of defined benefit plans is calculated annually by the Company using the projected unit credit method. Prior service cost, if any, resulting from an amendment to a plan is recognized and amortized over the remaining period of service of the covered employees.

The Company records annual amounts relating to its defined benefit plans based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, future compensation increases and attrition rates. The Company reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. The effect of modifications to those assumptions is recorded in net periodic cost in its entirety immediately. The Company believes that the assumptions utilized in recording its obligations under its plans are reasonable based on its experience and market conditions.

p)	Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined using the first-in, first-out method (FIFO) for all inventories.

q)	Income taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements. In estimating future tax consequences, generally all expected future events other than enactments or changes in the tax law or rates are considered.

The Company accounts for uncertainty in tax positions recognized in the consolidated financial statements by recognizing a tax benefit from an uncertain tax position when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized.

Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their tax bases and for all operating loss and tax credit carryforwards, if any. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax laws or rates is recognized in the consolidated statement of income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Future realization of deferred tax assets ultimately depends on the existence of sufficient taxable income of the appropriate character within the carryback or carryforward periods available under the applicable tax law.

Roadzen, Inc.

Notes to the consolidated financial statements

(in USD, except per share data and share count)

The Company regularly reviews the deferred tax assets for recoverability based on historical taxable income, projected future taxable income, the expected timing of the reversals of existing temporary differences and tax planning strategies. The Company’s judgment regarding future profitability may change due to many factors, including future market conditions and the ability to successfully execute the business plans and/or tax planning strategies. Should there be a change in the ability to recover deferred tax assets, the Company’s income tax provision would increase or decrease in the period in which the assessment is changed.

r)	Income/loss per share attributable to common shareholders

The Company computes net income (loss) per share using the two-class method required for participating securities. The two-class method requires income available to common shareholders for the period to be allocated between common shares and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Company’s redeemable convertible preferred stock is participating security because holders of such shares have dividend rights in the event a cash dividend is declared on common stock at an amount equal to dividend paid on each common stock. The Company’s convertible notes are not considered participating securities. The holders of the redeemable convertible preferred stock would be entitled to dividends in preference to common shareholders, at specified rates, if declared. Then any remaining earnings would be distributed to the holders of common shares and redeemable convertible preferred stock on a pro-rata basis assuming conversion of all redeemable convertible preferred stock into common stock.

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common shares and potentially dilutive securities outstanding for the period.

s)	Investments

Equity securities

Equity investments with a readily determinable fair value, other than equity method investments, are measured at fair value with changes in fair value recognized in the consolidated statements of operations. Equity investments without a readily determinable fair value, are measured at cost, less any impairment.

t)	Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Recoveries of environmental remediation costs from third parties that are probable of realization are separately recorded as assets and are not offset against the related environmental liability.

u)	Expenses

Set forth below is a brief description of the components of the Company’s expenses:

i.	Sales, Marketing and Business development expense

This function includes expenses incurred directly or indirectly for selling and marketing a product or service and costs spent on/by personnel employed under the marketing department. These expenses also include marketing efforts made by the group to expand its market reach for distributing insurance policies. The expenses include advertisements through different mediums to reach end customers of insurance policies to enhance awareness and educate end customers.

ii.	General and administrative expenses

General and administrative expenses include personnel costs for corporate, finance, legal and other support staff, including bonus and share based compensation expenses, professional fees, allowance for doubtful accounts and other corporate expenses.

iii.	Research and Development expense

Research and development expense consists of personnel costs incurred by technology development team, subscription costs and other costs associated with ongoing improvements to and maintenance of internally developed software and allocation of certain corporate costs.

Roadzen, Inc.

Notes to the consolidated financial statements

(in USD, except per share data and share count)

v)	Recently issued accounting pronouncements and not yet adopted

The Company is expected to be an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, the Company will not be subject to the same implementation timeline for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of the Company’s financial statements to those of other public companies more difficult.

i.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments which significantly changes the way entities recognize impairment of many financial assets by requiring immediate recognition of estimated credit losses expected to occur over their remaining life, instead of when incurred. In November 2018, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments–Credit Losses, which amends Subtopic 326-20 (created by ASU 2016-13) to explicitly state that operating lease receivables are not in the scope of Subtopic 326-20. Additionally, in April 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments; in May 2019, the FASB issued ASU 2019-05, Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief; in November 2019, the FASB issued ASU 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, and ASU 2019-11, Codification Improvements to Topic 326, Financial Instruments—Credit Losses; and in March 2020, the FASB issued ASU 2020-03, Codification Improvements to Financial Instruments, to provide further clarifications on certain aspects of ASU 2016-13 and to extend the nonpublic entity effective date of ASU 2016-13. The changes (as amended) are effective for the Company for annual and interim periods in fiscal years beginning after December 15, 2022. The entity may early adopt ASU 2016-13, as amended, for annual and interim periods in fiscal years beginning after December 15, 2018. While the Company expects its allowance for credit losses to increase upon adoption of ASU 2016-13, the Company does not expect the adoption of ASU 2016-13 to have a material effect on its consolidated financial statements.

ii.

In August 2020, the FASB issued ASU No. 2020-06, “Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity,” which signifies the accounting for certain financial instruments with characteristics of liability and equity, including convertible instruments and contracts on an entity’s own equity. The standard reduces the number of models used to account for convertible instruments, removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, and requires the if-converted method for calculation of diluted earnings per share for all convertible instruments. The ASU is effective for the Company for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2023. Early adoption is permitted but no earlier than fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements.

iii.

In October 2021, the FASB issued ASU No. 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (Topic 805). This ASU requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities (deferred revenue) from acquired contracts using the revenue recognition guidance in Topic 606. At the acquisition date, the acquirer applies the revenue model as if it had originated the acquired contracts. The ASU is effective for annual periods beginning after December 15, 2022, including interim periods within those fiscal years. Adoption of the ASU should be applied prospectively. Early adoption is also permitted, including adoption in an interim period. If early adopted, the amendments are applied retrospectively to all business combinations for which the acquisition date occurred during the fiscal year of adoption. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements.

Roadzen, Inc.

Notes to the consolidated financial statements

(in USD, except per share data and share count)

3.	Accounts receivables, net

	As of June 30, 2023	As of March 31, 2023
Accounts receivable	12,445,060	1,549,711
Other	375,995	—
Less: allowance for doubtful accounts	(43,902)	(13,726)

	12,777,153	1,535,985

The following table provides details of the Company’s allowance for doubtful accounts:
Balance, beginning of period	13,726	14,884
Additions charged	—	—
Existing provision in acquired entities	43,902
Bad debts written off	(13,726)	—
Effect of exchange rate changes	—	(1,158)

Balance, end of period	43,902	13,726

4.	Prepayments and other current assets

	As of June 30, 2023	As of March 31, 2023
Balance with statutory authorities	1,459,805	1,189,787
Unbilled revenue	645,296	868,382
Advances given (net of doubtful advances of $225,954 as of June 30, 2023 and $225,495 as of March 31, 2023)	1,451,063	922,380
Other receivables	127,188	126,928
Prepayments	341,205	22,091
Deposits	73,173	52,368

	4,097,730	3,181,936

Advances given include:

a)	$1,288,084 and $826,057 of advance to suppliers as of June 30, 2023 and March 31, 2023, respectively.
b)

$41,300 and $55,753 of advance to employees as of June 30, 2023 and March 31, 2023, respectively. Advance to employees include related party balances of $9,941 and $28,516 as of June 30, 2023 and March 31, 2023, respectively.

5.	Non-marketable securities

a)	Moonshot - Internet SAS (“Moonshot”)

During the year ended March 31, 2021, the Company invested $2,410,000 by purchasing a 6.68% equity stake in Moonshot - Internet SAS, a simplified Joint Stock Company existing under the laws of France (“Moonshot”), which is a subsidiary of Societe Generale, one of the leading French Life insurance companies. Moonshot is an InsurTech company, registered as an insurance broker, which specializes in usage-based insurance products and services dedicated to E-Commerce. The Company has a representative on the board of directors of Moonshot, however the investment of 6.68% does not give the Company the ability to significantly influence the operating and financial policies of Moonshot, since majority ownership of Moonshot is concentrated with a single shareholder. Therefore, the Company uses the measurement alternative for equity investments without readily determinable fair values for its investment in Moonshot. The Company carries this investment at cost, less impairment.

b)	Daokang (Beijing) Data Science Company Ltd. (“Daokang”)

During the year ended March 31, 2018, the Company entered into a joint venture contract with WI Harper VIII LLP and Shangrao Langtai Daokang InformCation Technology Co. Ltd. and purchased a 34.5% equity stake in Daokang for $2,500,030. Despite its significant equity interest in Daokang, the Company has attempted but has not been able to obtain adequate financial information as per US GAAP to apply the equity method of accounting. The Company, therefore, is unable to exercise significant influence over the operating and financial policies of Daokang. Accordingly, the Company uses the measurement alternative for equity investments without readily determinable fair values for its investment in Daokang. The Company carries this investment at cost, less impairment.

Roadzen, Inc.

Notes to the consolidated financial statements

(in USD, except per share data and share count)

The Company evaluate its non-marketable equity securities for impairment in each reporting period based on a qualitative assessment that considers various potential impairment indicators. This evaluation consists of several factors including, but not limited to, an assessment of significant adverse change in the economic environment, significant adverse changes in the general market condition of the geographies and industries in which our investees operate, and other available financial information as per the local reporting requirements applicable to the relevant jurisdictions that affects the value of our non-marketable equity securities. Based on such assessment, the Company has concluded that there is no impairment in carrying value of its non-marketable securities.

6.	Property and equipment, net

The components of property and equipment, net were as follows:

	As of June 30, 2023	As of March 31, 2023
Computers	574,667	370,516
Office equipment	154,439	153,432
Furniture & fixtures	177,460	69,338
Electrical equipment	31,073	6,312
Leasehold improvements	32,078	21,381

Total	969,717	620,979
Less: Accumulated depreciation	(729,358)	(388,486)

Property and equipment, net	240,359	232,493

The Company capitalized $348,738 (net of disposal and CTA impact of $0 and $1,167, respectively) and $107,833 (net of disposal and CTA impact of $137,230 and $43,496, respectively) for the three months ended June 30, 2023 and the year ended March 31, 2023, respectively, out of which $344,159 is related to acquisition of Global Insurance Management Limited and National Automobile Club. The Company capitalized $4,332 and $115,383 towards computers for the three months ended June 30, 2023 and the year ended March 31, 2023, respectively. Depreciation expense relating to property and equipment amounted to $58,085 and $145,614 for the three months ended June 30, 2023 and for the year ended March 31, 2023, respectively, out of which $12,552 and $97,996 relate to computers for the three months ended June 30, 2023 and the year ended March 31, 2023, respectively.

7.	Intangible assets, net

	As of June 30, 2023	As of March 31, 2023
Software for internal use	8,750,600	7,292,101
Customer contracts - (refer note 15)	2,711,736	682,399
Intangible assets under development	196,574	196,174
Intellectual property	112,405	112,176
Trademark	55	55

Total	11,771,370	8,282,905
Less: accumulated depreciation and amortization	(7,328,456)	(5,569,048)
Less: Impairment loss	(245,197)	(244,699)

Intangible assets, net	4,197,717	2,469,158

Roadzen, Inc.

Notes to the consolidated financial statements

(in USD, except per share data and share count)

The Company has decided to shift its focus more on insurance distribution services rather than engaging into insurance support services in the coming years. Due to the change in the business strategy, it was more likely than not that the carrying value of the distribution entities exceeded its fair value. As a result, the Company performed an impairment assessment by comparing the fair value of the affected entities (FA Events and Media Private Limited, Peoplebay Consultancy Services Private Limited, Kintsugi Innovation Labs Private Limited) to its carrying value. Fair value was determined by using DCF (discounted cashflow method) which is a level 3 measurement. The carrying value of the affected entities exceeded its fair value and as a result, an impairment charge of $254,614 (including CTA impact of $9,417) was recorded in consolidated statements of operations under the head “Impairment of goodwill and intangibles with definite life”.

The Company performed qualitative assessment for other intangible assets and indicated that it was more likely than not that the fair value of the acquired entities exceeded its carrying value, therefore, did not result in an impairment.

The estimated amortization schedule for the Company’s intangible assets for future periods is set out below:

c

Amount
For remainder of Year ending March 31, 2024	1,923,676
Year ending March 31, 2025	1,450,978
Year ending March 31, 2026	795,466
Year ending March 31, 2027	27,597

8.	Other long-term assets

	As of June 30, 2023	As of March 31, 2023
Deposits	22,146	25,890
Interest accrued	10,419	9,249
Deferred tax assets (refer note 21)	117,785	82,345

	150,350	117,484

9.	Accounts payable and accrued expenses

	As of June 30, 2023	As of March 31, 2023
Accounts payable	3,305,705	2,008,731
Accrued expenses	7,731,471	3,575,445
Amounts due to employees	865,320	656,890

	11,902,496	6,241,066

1)	Accounts payable consists of related party balance of $125,178 and $0 as of June 30, 2023 and March 31, 2023, respectively.
2)	Amount due to employees consists of reimbursements and salary payable. The total includes related party balance of $52,116 and $45,162 as of June 30, 2023 and March 31, 2023, respectively.

10.	Other current liabilities

Other current liabilities consist of the following:	As of June 30, 2023	As of March 31, 2023
Statutory liabilities	2,345,389	1,417,751
Deferred revenue	1,982,494	108,442
Advance from customers	97,547	52,227
Provision for income tax	84,283	83,054
Retirements benefits	3,008	3,008
Other payables	4,159,280	839,411

	8,672,001	2,503,893

Roadzen, Inc.

Notes to the consolidated financial statements

(in USD, except per share data and share count)

Other payables include consideration payable on acquisition of Global Insurance Management Limited, National Automobile Club, Peoplebay Consultancy Services Private Limited and FA Events and Media Private Limited for the three months ended June 30, 2023 and consideration payable on acquisition of Peoplebay Consultancy Services Private Limited and FA Events and Media Private Limited for the year ended March 31, 2023.

11.	Borrowings

A.	Long-term borrowings consist of the following:

	As of June 30, 2023	As of March 31, 2023
Secured debentures (note a)	3,205,088	3,198,569
Loans from banks (note b)	278,202	307,228
Less: current portion of long-term borrowings	(3,315,460)	(2,852,528)

	167,830	653,269

a.	Secured debentures:

Particulars	Interest rate	Maturity date	Amount outstanding
Secured debentures
	19.50%	31-May-24	1,497,172
	19.25%	31-May-24	793,759
	20.00%	31-Jan-24	914,157

			3,205,088

The debentures are secured by intellectual property, current assets and movable plant and equipment of certain material foreign subsidiaries.

b.	Loan from banks:

Particulars	Interest rate	Maturity date	Amount outstanding
Long-term borrowings from banks
	18.00%	5-Sep-25	24,310
	16.00%	5-Mar-24	7,086
	16.50%	5-Mar-24	8,880
	15.50%	6-Sep-25	24,119
	13.50%	5-Oct-25	49,713
	16.00%	9-Apr-24	16,275
	18.50%	2-Nov-25	19,723
	19.50%	2-Oct-25	15,166
	15.50%	6-Sep-25	24,119
	14.75%	5-Jun-24	14,929
	17.00%	5-Oct-24	21,323
	15.85%	4-May-26	52,560

			278,203

As of June 30, 2023, the aggregate maturities of long-term borrowings (excluding convertible notes) are as follows:

Period ending March 31, 2024	3,315,460
Period ending March 31, 2025	125,539
Period ending March 31, 2026	42,290

3,483,289

Roadzen, Inc.

Notes to the consolidated financial statements

(in USD, except per share data and share count)

B.	Short term borrowings

	As of June 30, 2023	As of March 31, 2023
Loan from banks (note a)	74,343	84,587
Loan from related parties	780,840	485,747
Loan from others (note b)	9,310,864	4,305,467

	10,166,047	4,875,801

a.	Loan from banks and others

Particulars	Weighted average borrowing rate
Short term borrowings from banks and others	9.29%

b.	Loan from others

During the quarter three months June 30, 2023, the Company entered into a $7.5 million secured notes agreement with a syndicate of lenders which has a maturity date of June 28, 2024. The secured notes carry interest of 15% per annum. The syndicate of lenders are entitled to receive a warrant to purchase an agreed amount of common stock in case the loan is not fully repaid by the Company within six months from the issue date.

12.	Other long-term liabilities

	As of June 30, 2023	As of March 31, 2023
Retirement benefits	361,800	294,301
Deferred tax liability	420,794	—

	782,594	294,301

13.	Mezzanine equity

As of June 30, 2023 and March 31, 2023, the redeemable convertible preferred stock consisted of the following:

As of June 30, 2023

	Shares issued and outstanding	Per share original issue price	Aggregate conversion amount	Carrying value
Series A	200,000	0.5	100,000	100,000
Series A1	1,310,957	1.5	1,966,436	55,281,896

	1,510,957		2,066,436	55,381,896

As of March 31, 2023

	Shares issued and outstanding	Per share original issue price	Aggregate conversion amount	Carrying value
Series A	200,000	0.5	100,000	100,000
Series A1	1,265,100	1.5	1,897,650	(100,000)

	1,465,100		1,997,650	—

Roadzen, Inc.

Notes to the consolidated financial statements

(in USD, except per share data and share count)

The characteristics of the Company’s convertible preferred stock are as follows:

Dividend

The holders of Series A and A1 preferred stock in preference to the holders of common stock and any other equity security of the Company, shall be entitled to receive dividends at a rate of 8% per annum of the original issue price per annum whenever funds are legally available for distribution. The series A and A1 dividend shall in any event be cumulative and accrue from the date of original issuance of such shares of Series A and A1 preferred stock whether or not earned or declared. The series A and A1 preferred stockholders are eligible to receive additional dividends in an amount equal to the dividend per share paid to shareholders of common stock on the basis of that each share of Series A and A1 preferred stock has been converted into common stock.

Voting rights

Each holder of a preferred stock is entitled to the number of votes equal to the number of shares of common stock into which the shares of preferred stock held by such holder could be converted as of the record date.

Conversion terms

Each Series A and A1 preferred stock will be converted into fully paid common stock at any time at the option of the holder. Each share of Series A and A1 preferred stock shall automatically be converted into shares of common stock, based on the then effective price on meeting any of the following conditions:

a)	Upon affirmative election of holders of at least a majority of the outstanding shares of the Series A and A1 preferred stock voting together as a separate class.

b)

Immediately upon the closing of the first firm underwritten public offering of the Company. The conversion ratio for Series A and A1 preferred stock into common stock will be 1:1. The conversion ratio shall be adjusted if the Company issues or sells any shares of common stock for a consideration per share less than the conversion price for the Series A and A1 preferred stock, respectively, as per the agreed mechanism.

Liquidation preference

In the event of liquidation, dissolution, winding up, any other liquidation event as defined in the certificate of incorporation, including but not limited to sale, lease, license or other transfer of substantially all of the Company’s assets or goodwill. In such an event, the holders of Series A and A1 preferred stock will be given preference before any distribution or payment is made to any junior stock. The Series A and A1 holders will be paid an amount equal to the original issue price (as adjusted for any stock dividends, combinations and splits etc.) and any accrued but unpaid dividend thereon. If upon such liquidation event, the assets to be distributed among the holders of Series A and A1 preferred stock shall be insufficient to permit payment to the holders of Series A and A1 preferred stock, then the entire assets of the Company will be distributed ratably among the holders of Series A and A1 preferred stock in proportion to the liquidation preference such holders would otherwise be entitled to receive.

14.	Revenue

The following table summarizes revenue by the Company’s service offerings:

	For the three months ended June 30, 2023	For the three months ended June 30, 2022
Revenue from services
Commission and Distribution Income	1,078,193	1,768,293
Income from Insurance as a Service	4,532,717	861,878

	5,610,910	2,630,171

There were two customers that individually represented 24% and 21%, respectively, of the Company’s revenue for the three months ended June 30, 2023 and two customers that individually represented 29% and 26%, respectively, of the Company’s revenue for the three months ended June 30, 2022.

Roadzen, Inc.

Notes to the consolidated financial statements

(in USD, except per share data and share count)

Contract balances

The following table provides information about receivables and contract liabilities from contracts with customers

	As of June 30, 2023	As of March 31, 2023
Contract liabilities
Deferred revenue	1,982,494	108,442

Total contract liabilities	1,982,494	108,442

Contract assets
Unbilled revenue	645,296	868,382

Total contract assets	645,296	868,382

The Company records deferred revenues when cash payments are received or due in advance of Company’s performance. Deferred revenues primarily relate to commission and distribution income and insurance as a service. The amount of revenue recognized for the three months ended June 30, 2023 that was included in the deferred revenue balance as of March 31, 2023 was $108,442. The amount of revenue recognized in the year ended March 31, 2023 that was included in the deferred revenue balance as of March 31, 2022 was $292,031. The Company’s remaining performance obligations in contracts with customers will be completed within 12 months from the reporting date.

Contract assets represent a conditional right to consideration for satisfied performance obligations that become a receivable when the conditions are satisfied. Contract assets are generated when contractual billing schedules differ from the timing of revenue recognition or cash collection and are included in “prepayments and other current assets” in the consolidated balance sheets which will be billed in the month subsequent to the period in which performance obligations were satisfied.

15.	Business combinations

a)	Global Insurance Management Limited

On June 8, 2022, the Company entered into a share purchase agreement to acquire 100% of the equity interests in Global Insurance Management Limited. On June 30, 2023, the Company closed its acquisition of Global Insurance Management Limited. Global Insurance Management Limited was incorporated in the United Kingdom and is engaged in the business of providing insurance support services that includes underwriting, insurance distribution, claim handling and processing to insurance companies and original equipment manufacturers. As of June 30, 2023, the Company has paid $970,000 out of the total $3,998,000 cash consideration to be paid. However, the Company has exercised board control over Global Insurance Management since the acquisition date of June 30, 2023. The financial results of Global Insurance Management have been included in the Company’s consolidated financial statements from the date of acquisition, as the Company possessed the power to direct the relevant activities of Global Insurance Management.

The major classes of assets and liabilities to which we have allocated the purchase price were as follows:

Cash and cash equivalents	10,997,974
Acquired Customer Contract (Refer Note 7)	1,157,920
Other assets	7,157,343
Other liabilities	(15,947,363)

Net assets	3,365,874

Purchase consideration	3,998,000

Goodwill (Refer Note 15(c))	632,126

The excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired was recorded as goodwill and is primarily attributed to the synergies expected from marketing expertise and penetration which the acquiree possesses.

The following are details of the purchase price allocated to the intangible assets acquired:

	Amount	Weighted average life
Acquired customer contracts	1,157,920	3 years

Roadzen, Inc.

Notes to the consolidated financial statements

(in USD, except per share data and share count)

b)	National Automobile Club

On August 5, 2022, the Company entered into a securities purchase agreement (the “NAC Purchase Agreement”) with National Automobile Club, a California corporation, and National Automobile Club Employee Stock Ownership Trust to acquire 100% of the equity interests in National Automobile Club for cash consideration of $2,100,000. The Company acquired National Automobile Club on June 6, 2023. National Automobile Club is a nationwide provider of roadside assistance programs to commercial and government enterprises, and a membership organization whose primary purpose is to provide emergency road service to resident motorists of the state of California. As of June 30, 2023, the Company has paid $1,750,000. However, the Company has exercised board control over National Automobile Club since the acquisition date of June 6, 2023. The financial results of National Automobile Club have been included in the Company’s consolidated financial statements from the date of acquisition, as the Company possessed the power to direct the relevant activities of National Automobile Club.

The major classes of assets and liabilities to which we have allocated the purchase price were as follows:

Cash and cash equivalents	182,713
Intangible assets	13,384
Acquired Customer Contract (Refer Note 7)	870,027
Other assets	1,947,606
Other liabilities	(1,215,247)

Net assets	1,798,483

Purchase consideration	2,100,000

Goodwill (Refer Note 15(c))	301,517

The excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired was recorded as goodwill and is primarily attributed to the synergies expected from marketing expertise and penetration which the acquiree possesses.

Following are details of the purchase price allocated to the intangible assets acquired:

	Amount	Weighted average life
Acquired customer contracts	870,027	3 years

c)	Goodwill

	As of June 30, 2023	As of March 31, 2023
Opening balance	996,442	1,725,293
Goodwill relating to acquisitions consummated during the period (refer to Note 15 (b))	933,643	—
Less: Impairment recognized on goodwill during the period	—	(664,903)
Effect of exchange rate changes	444	(63,948)

Closing balance	1,930,529	996,442

The Company has decided to shift its focus for the coming years more on insurance distribution services rather than engaging in insurance support services. Due to the change in the business strategy, it is more likely than not that the carrying value of the distribution and marketing entities exceeded its fair value. As a result, the Company performed a goodwill impairment assessment during the year ended March 31, 2023 by comparing the fair value of the affected entities (FA Events and Media Private Limited, Peoplebay Consultancy Services Private Limited, Kintsugi Innovation Labs Private Limited) to its carrying value. Fair value was determined by using DCF (discounted cashflow method) which is a level 3 measurement. The carrying value of the affected entities exceeded its fair value and as a result, a goodwill impairment charge of $664,903 (including amount of $24,591 due to foreign exchange fluctuation) was recorded in consolidated statements of operations under the heading “Impairment of goodwill and intangibles with definite life” during the year ended March 31, 2023.

Roadzen, Inc.

Notes to the consolidated financial statements

(in USD, except per share data and share count)

The Company performed qualitative assessment for other entities and indicated that it is more likely than not that the fair value of the acquired entities exceeded its carrying value, and therefore, did not result in an impairment.

16.	Preferred share warrants

Each preferred share warrant is exercisable for one share of Series A1 preferred stock at a fixed price, as specified in the warrant agreement. The warrants will expire within ten years from the date of issue. Warrant holders are not entitled to any voting rights or other rights as a stockholder of the Company unless the warrant holder exercises the option. If the Company at any time divides the outstanding shares of Series A1 preferred stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its Series A1 preferred stock are combined into a smaller number of shares, the warrant exercise price in effect immediately prior to such division or combination will be proportionately adjusted to reflect the reduction or increase in the value of each such preferred share. As of March 31, 2023 and June 30, 2023, all the preferred share warrants have been exercised.

17.	Financial instruments

Assets measured at Fair Value on a non-recurring basis

The Company’s non-financial assets, such as goodwill, intangible assets and property and equipment are adjusted to fair value when an impairment charge is recognized. Such fair value measurements are based predominantly on Level 3 inputs.

Non-Marketable Equity Securities

The Company measures its non-marketable equity securities that do not have readily determinable fair values under the measurement alternative at cost less impairment, adjusted by price changes from observable transactions recorded within other income (expense), net in the consolidated statements of operations. The Company’s non-marketable equity securities are investments in privately held companies without readily determinable fair values and primarily relate to its investment in Daokang and Moonshot. The Company did not record any realized gains or losses for the Company’s non-marketable equity securities during the three months ended June 30, 2023 and the year ended March 31, 2023.

Management of risks

Interest rate risk - Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate due to change to market interest rates. The Company is exposed to interest risk for its long-term debts where the interest rates are variable according to the market conditions.

Foreign currency risk - The Company monitors its foreign currency exposures on a regular basis. The operations are primarily denominated in Indian Rupee and the Company does not expect to be exposed to risk arising from movements in foreign currency as the revenues are recognized, and expenses are accrued in the same currencies.

18.	Sum due to insurer

Due to insurer represents the net amounts of premium due to insurer based on the respective contract with each insurer. The net amount due is equal to the gross written premium less the Company’s commission for policies that have reached their effective date. Sum due to insurer includes $3,002,983 as of June 30, 2023, which represents funds from the insurer to meet working capital requirements/ contingencies arising out of claim settlement.

19.	Commitments and contingencies

A. Commitments

Dividend on Preferred stock

In view of losses, cumulative dividend in respect of preferred stock (Series A and A1 stock) not provided for is $517,397 and $477,101 as at June 30, 2023 and March 31, 2023, respectively.

Roadzen, Inc.

Notes to the consolidated financial statements

(in USD, except per share data and share count)

B. Leases - Accounted as per ASC 842 for the Three months ended June 30, 2023

Operating leases

The Company leases office space under non-cancellable operating lease agreements, which expire on various dates through April 2031. Some property leases contain extension options exercisable by the Company. The lease agreements do not contain any material residual value guarantees or material restrictive covenants. The components of lease cost for the three months ended June 30, 2023 are summarized below:

Rent expense for operating leases for the three months ended June 30, 2023 was $57,491.

i)	The following tables present the various components of lease costs:

Particulars	For the three months ended June 30, 2023
Lease:
Operating lease cost	57,491
Short-term lease cost	7,941

Total lease cost	65,432

ii)

The following table presents supplemental information relating to the cash flow and non-cash flows arising from lease transactions. Cash payments related to short-term leases are not included in the measurement of operating liabilities, and, as such, are excluded from the amounts below.

Particulars	For the three months ended June 30, 2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	86,383
Right-of-use assets obtained in exchange for lease obligations:
Operating Assets	618,413

iii)	Balance sheet information related to leases are as follows:

Particulars	As of June 30, 2023
Operating Leases:
Operating Lease ROU Asset, net	1,021,627
—
Other current liabilities	495,686
Operating lease liabilities	325,530

Total operating lease liabilities	821,216

iv)	Weighted Average Remaining Lease Term (In years)

As of June 30, 2023
Operating Leases	5.46

v)	Weighted Average Discount Rate

As of June 30, 2023
Operating Leases	11.90%

Roadzen, Inc.

Notes to the consolidated financial statements

(in USD, except per share data and share count)

vi)	Maturities of lease liabilities are as follows:

Particulars	Lease Liabilities (USD)
For the 12 Months Ended June 30:
2024	511,814
2025	159,094
2026	129,541
2027	125,503
2028	23,222
Thereafter	52,670
Total Lease Payments	1,001,844
Less: Imputed Interest	(180,627)

Total	821,217

*	The lease liabilities are translated into USD using the closing rate for the three months ended June 30, 2023

C.	Litigation and loss contingencies

From time to time, the Company may be subject to other legal proceedings, claims, investigations, and government inquiries (collectively, “Legal Proceedings”) in the ordinary course of business. It may receive claims from third parties asserting, among other things, infringement of their intellectual property rights, defamation, labour and employment rights, privacy, and contractual rights. There are no currently pending Legal Proceedings that the Company believes will have a material adverse impact on the business or consolidated financial statements.

D.	Indemnifications

In the ordinary course of business, the Company enters into contractual arrangements under which the Company agrees to provide indemnification of varying scope and terms to customers, business partners, and other parties with respect to certain matters, including losses arising out of intellectual property infringement claims made by third parties, if the Company has violated applicable laws, if the Company is negligent or commits acts of wilful misconduct, and other liabilities with respect to its products and services and its business. In these circumstances, payment is typically conditional on the other party making a claim pursuant to the procedures specified in the particular contract. To date, the Company has not incurred any material costs as a result of such indemnifications and has not accrued any liabilities related to such obligations in its consolidated financial statements.

20.	Net loss per share

Basic net loss per share attributable to common stockholders is computed by dividing the net loss by the number of weighted-average outstanding common shares. Diluted net loss per share attributable to common stockholders is determined by giving effect to all potential common equivalents during the reporting period, unless including them yields an antidilutive result. The Company considers its preferred stocks, convertible notes and share warrants as potential common equivalents, but excluded them from the computation of diluted net loss per share attributable to common stockholders in the periods presented, as their effect was antidilutive.

The following table sets forth the computation of basic net loss per share attributable to common stockholders and preferred stock holders:

Particulars	For the three months ended June 30, 2023	For the three months ended June 30, 2022
Numerator:
Net Loss	(4,039,244)	(2,578,372)
Less: dividend attributable to preferred stockholders for the current year	40,297	26,223

Net loss attributable to Roadzen, Inc. common stockholders	(4,079,541)	(2,604,595)

Roadzen, Inc.

Notes to the consolidated financial statements

(in USD, except per share data and share count)

Denominator:
Weighted-average shares used in computing net loss per share attributable to Roadzen, Inc. common stockholders - basic and diluted	606,425	606,425

Net loss per share attributable to Roadzen, Inc. common stockholders - basic and diluted	(6.73)	(4.29)

The following table summarizes the number of potential common stock equivalents that were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented:

Particulars	For the three months ended June 30, 2023	For the three months ended June 30, 2022
Share warrants	—	953
Convertible notes	—	430,072
Preferred stock	1,482,790	1,008,633

Total	1,482,790	1,439,658

21.	Income taxes

The Company’s net loss before provision for income taxes for the three months ended June 30, 2023 and 2022, were as follows:

Particulars	For the three months ended June 30, 2023	For the three months ended June 30, 2022
Domestic	(3,744,111)	(2,166,720)
Foreign	(300,474)	(452,761)

Total	(4,044,585)	(2,619,481)

The components of the provision for income taxes for the three months ended June 30, 2023 and 2022, were as follows:

Particulars	For the three months ended June 30, 2023	For the three months ended June 30, 2022
Current:
Domestic	—	—
Foreign	21,942	—

	21,942	—

Deferred:
Domestic	—	(32,778)
Foreign	469	(56,687)

	469	(1,439)

Total provision for income taxes	22,411	(1,439)

Roadzen, Inc.

Notes to the consolidated financial statements

(in USD, except per share data and share count)

The following is a reconciliation of the federal statutory income tax rate to the Company’s effective tax rate for the three months ended June 30, 2023 and 2022.

Particulars	For the three months ended June 30, 2023	For the three months ended June 30, 2022
Federal statutory income tax rate	21.00%	21.00%
Non-deductible expenses	62.50%	(9.50%)
Valuation allowance	(84.49%)	(9.61%)
Foreign rate differential	0.27%	0.59%
Share warrants	0.00%	(0.01%)
Other	0.16%	(2.41%)

Total provision for income taxes	(0.56%)	0.06%

The components of the Company’s net deferred tax assets as of June 30, 2023 and March 31, 2023 were as follows:

Particulars	As of June 30, 2023	As of March 31, 2023
Deferred tax assets:
Net operating loss carryforwards	11,890,469	8,480,316
Unabsorbed depreciation carryforwards	69,498	54,438
Retirement benefits	61,374	56,603
Depreciation and amortization	62,695	50,918
Others	16,727	5,965

Total deferred tax assets	12,100,763	8,648,240
Less: valuation allowance	(11,982,979)	(8,565,895)

Deferred tax assets, net of valuation allowance	117,784	82,345

Deferred tax liabilities:
Intangibles on account of business combination	(420,794)	—

Net deferred tax assets/ (liabilities)	(303,010)	82,345

Movement in net deferred tax assets:

	As of March 31, 2023	Recognized/ reversed through statements of operations	Impact of currency translation and acquisitions	As of June 30, 2023
Deferred tax assets:
Net operating loss carryforwards	8,480,316	3,410,153	—	11,890,469
Unabsorbed depreciation carryforwards	54,438	15,060	—	69,498
Retirement benefits	56,603	4,771	—	61,374
Depreciation and amortization	50,918	11,777	—	62,695
Fair value changes on convertible notes	—	—	—	—
Others	5,965	10,762	—	16,727
Less: valuation allowance	(8,565,895)	(3,417,084)	—	(11,982,979)
Deferred tax liabilities:
Intangibles on account of business combination	—	(420,794)		(420,794)
Currency translation	—	(21,158)	21,158	—
Acquisitions	—	406,044	(406,044)	—

Net deferred tax assets/ (liabilities)	82,345	(469)	(384,886)	(303,010)

Roadzen, Inc.

Notes to the consolidated financial statements

(in USD, except per share data and share count)

Particulars	As of March 31, 2022	Recognized/ reversed through statements of operations	Impact of currency translation and acquisitions	As of March 31, 2023
Deferred tax assets:
Net operating loss carryforwards	5,742,033	2,738,283	—	8,480,316
Unabsorbed depreciation carryforwards	9,174	45,264	—	54,438
Retirement benefits	53,656	2,947	—	56,603
Depreciation and amortization	25,232	25,686	—	50,918
Fair value changes on convertible notes	3,966.90	(3,967)	—	—
Others	288,348	(282,383)	—	5,965
Less: valuation allowance	(6,052,307)	(2,513,588)	—	(8,565,895)
Deferred tax liabilities:
Intangibles on account of business combination	(117,729)	117,729	—	—
Currency translation	—	(1,286)	1,286	—

	(47,626)	128,685	1,286	82,345

The Company regularly reviews its deferred tax assets for recoverability based on historical taxable income, projected future taxable income, the expected timing of the reversals of existing taxable temporary differences and tax planning strategies. The Company’s judgment regarding future profitability may change due to many factors, including future market conditions and the ability to successfully execute the business plans and/or tax planning strategies. Should there be a change in the ability to recover deferred tax assets, the Company’s income tax provision would increase or decrease in the period in which the assessment is changed. The Company’s valuation allowance increased by $3,417,084 during the three months ended June 30, 2023 and $2,515,200 during the year ended March 31, 2023.

The Company has not provided U.S. income taxes and foreign withholding taxes on undistributed earnings of foreign subsidiaries because the Company intends to permanently reinvest such earnings outside the U.S.

Net operating loss and credit carryforwards

As of June 30, 2023, the Company has U.S. federal net operating loss carryforwards of approximately $47,848,590, of which none are subject to limitation under the Internal Revenue Code Section 382 (IRC Section 382). The federal net operating loss carryforwards that were generated prior to the 2018 tax year will begin to expire in 2030, if not utilized. For net operating loss carryforwards arising in tax years beginning after December 31, 2017, the tax act limits the Company’s ability to utilize carryforwards to 80% of taxable income. However, these operating losses may be carried forward indefinitely. The state net operating loss carryforwards will begin to expire in 2032 if not utilized. The Company has foreign tax credits which will expire at the end of 8 years from the end of the assessment year in which these tax credits were originated.

Utilization of the net operating loss carryforwards may be subject to a substantial annual limitation due to the ownership change provisions of IRC Section 382 and similar state provisions. The annual limitation may result in the inability to fully offset future annual taxable income and could result in the expiration of net operating loss carryforwards before utilization. The Company continually reviews the impact to its net operating losses of any ownership changes.

Unrecognized tax benefits

The Company has adopted authoritative guidance which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in the Company’s income tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company did not have any unrecognized tax benefits with a significant impact on its financial statements as of June 30, 2023 and 2022.

Roadzen, Inc.

Notes to the consolidated financial statements

(in USD, except per share data and share count)

The Company’s major tax jurisdictions are India and the U.S. The U.S. federal, state and foreign jurisdictions have statutes of limitations that generally range from three to six years. Due to the Company’s net losses, substantially all of its federal and state income tax returns are subject to examination for federal and state purposes.

22.	Segment reporting

Operating segments are defined as components of an entity where discrete financial information is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CODM reviews financial information presented on a consolidated basis for the purposes of making operating decisions, allocating resources and evaluating financial performance. Accordingly, the Company has determined that it operates in a single reporting segment.

23.	Going Concern

The Company has experienced operating losses in current and preceding years. In addition, as of June 30, 2023 and 2022, the Company had negative operating cash flows and negative working capital position. Despite such conditions, management was able to alleviate substantial doubt about the Company’s ability to continue as a going concern by securing additional funding through a de-SPAC transaction. The Company entered into a merger agreement on February 10, 2023. Management has evaluated the funds available through the above mentioned arrangements and determined that they will be sufficient to alleviate the substantial doubt about the Company’s ability to continue as a going concern for next 12 months from the date of authorisation of these financial statements. These financial statements have been prepared on a going concern basis, which assumes that the Company will continue to operate for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business. Further the Company is confident that because of availability of funds through its investors it will have sufficient funds to meet its financial commitments for the next 12 months.